EXHIBIT 4(d)


    Grantee:  ____________________    Grant Date: ________________, 19__

    Number of Shares: ____________    Vesting Dates: _____________, 19__

    Exercise Price: $_____________    ____________________________, 19__



                     INCENTIVE STOCK OPTION AGREEMENT


          This Incentive Stock Option Agreement ("Agreement") is made as of the grant date set forth above between MANATRON, INC., a Michigan corporation ("Manatron" or the "Company"), and the grantee named above ("Grantee").

          The Manatron, Inc. 1995 Long-Term Incentive Plan (the "Plan") is administered by the Stock Option Plan Committee of Manatron's Board of Directors (the "Committee"). The Committee has determined that Grantee is eligible to participate in the Plan. The Committee has granted stock options to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan.

          Grantee acknowledges receipt of the Plan and accepts this option subject to all of the terms, conditions, and provisions of this Agreement and the Plan.

     1. GRANT. Manatron grants to Grantee an option to purchase shares of the Company's common stock, no par value, as set forth above. This option is an incentive stock option as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). If the aggregate fair market value (determined at the time of grant) of the stock with respect to which incentive stock options are exercisable for the first time by Grantee during any calendar year exceeds $100,000, taking into account options under the Plan and all other stock option plans of Manatron, options exceeding the $100,000 limitation shall be considered nonqualified stock options.

     2. TERM AND DELAYED VESTING. The right to exercise this option shall commence on the Grant Date shown above and shall terminate ten years after the date of the Agreement, unless earlier terminated under the Plan by reason of termination of employment. Grantee's right to exercise this option shall vest as follows: (a) [number of shares] shares shall vest on the date of this Agreement, (b) [number of shares] shares shall vest on [date], and (c) [number of shares] shares shall vest on [date]. The Committee may, in its sole discretion, accelerate the vesting of the option at any time before full vesting; PROVIDED, HOWEVER, that if any such acceleration would cause a portion of the option not to qualify as an incentive stock option, the Committee may divide the option and stock issued upon exercise into incentive stock option shares and nonqualified option shares.

    3. APPROVAL, REGISTRATION, AND LISTING. The stock options granted under this Agreement are conditional upon (a) the approval by Manatron's shareholders at the 1995 Annual Meeting of Shareholders, and (b) the effective registration or exemption of the Plan and the options granted under the Plan and the stock to be received upon exercise of options pursuant to the Plan under the Securities Act of 1933 and applicable state securities laws.

    4. EXERCISE. Grantee shall exercise this option by giving Manatron written notice of the exercise of this option. The notice shall set forth the number of shares to be purchased and shall be effective when received by the corporate Secretary at the Company's main office, accompanied by full payment (as set forth below) of the option price. The Company will deliver to Grantee a certificate or certificates for such shares; PROVIDED, HOWEVER, that the time of delivery shall be postponed for such period as may be required for Manatron with reasonable diligence to comply with any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, and any requirements under any other law or regulations applicable to the issuance, listing, or transfer of such shares or any agreement or regulation of the NASDAQ National Market System. If Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, Grantee's right to exercise the option with respect to such undelivered shares shall terminate.

    5. PAYMENT BY GRANTEE. In exercising this stock option, Grantee shall pay the Company either in cash or, if the Committee consents, in shares of Manatron's common stock. The Committee, in its discretion, may permit payment of all or a portion of the exercise price in the form of a promissory note or installments, according to terms approved by the Committee. The Committee may require acceptable security.

    6. TRANSFERABILITY. This option is not transferable by Grantee except by will or according to the laws of descent and distribution. This option is exercisable during Grantee's lifetime only by Grantee. Manatron may also impose other restrictions on any shares acquired pursuant to this option, including, without limitation, restrictions under applicable federal and state securities laws.

    7.   TERMINATION OF EMPLOYMENT.

         (a) GENERAL. Grantee's right to exercise this option shall terminate three months after Grantee's termination of employment for any reason other than Grantee's death, disability, or termination for cause. After Grantee's termination of employment for any reason, this option may be exercised only to the extent that the option was exercisable on the date of termination.

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         (b)  DEATH.  In the event of Grantee's death either while an employee of the Company or after termination of employment other than for cause but during the time when Grantee could have exercised this option, the option may be exercised by the personal representative of Grantee or other successor to the interest of Grantee for three months after Grantee's death, but only to the extent that Grantee was entitled to exercise the option on the date of death or termination of employment, whichever occurred first.

         (c) DISABILITY. If Grantee becomes disabled (within the meaning of Section 22(e)(3) of the Code) either while an employee of the Company or after termination of employment other than for cause but during the time when Grantee could have exercised this option, the option may be exercised by the personal representative of Grantee or other successor to the interest of Grantee for a one-year period.

         (d) TERMINATION FOR CAUSE. If Grantee's employment is terminated for cause, Grantee shall have no further right to exercise this option.

    8. CORPORATE CHANGES. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares, or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares covered by this option, and the exercise price, are subject to adjustment as provided in the Plan.

    9. SHAREHOLDER RIGHTS. Grantee shall have no rights as a shareholder with respect to any shares covered by this option until exercise of the option and payment for such shares.

    10. EMPLOYMENT BY MANATRON. The grant of this option shall not impose upon Manatron or any subsidiary any obligation to retain Grantee in its employ for any given period or upon any specific terms of employment. Manatron or any subsidiary may at any time dismiss Grantee from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in any written agreement with Grantee.

    11. CERTIFICATIONS. Grantee hereby represents and warrants that Grantee is acquiring the option granted under this Agreement for Grantee's own account and investment and without any intent to resell or distribute the shares upon exercise of the option. Grantee shall not resell or distribute the shares received upon exercise of the option except in compliance with such conditions as Manatron may reasonably specify to ensure compliance with federal and state securities laws.

    12. EFFECTIVE DATE. This option shall be effective as of the date first set forth above.




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    13.  AMENDMENT.  This option shall not be modified except in a writing executed by the parties hereto, except to the extent that such amendment inures solely to the benefit of Grantee.

    14. NOTICE OF DISQUALIFYING DISPOSITION. Grantee agrees to notify Manatron if Grantee sells shares acquired through the proper exercise of this option within two years of the date of this option or one year of acquiring those shares, to enable Manatron to claim the deduction to which it will thereby become entitled.

    15. PLAN CONTROLS. The Plan is incorporated in this Agreement by reference. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of the Plan shall control.


                             MANATRON, INC.



                             By ___________________________________________

                                Chairman of the Stock Option Plan
                                  Committee


                             ______________________________________________
                             Signature


                             ______________________________________________
                             Print name
                                                                    Grantee

















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